UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Australia Management Agreement

On January 31, 2013, CommonWealth REIT, or the Company, entered into a business and property management agreement, or the Australia Management Agreement, with RMR Australia Asset Management Pty Limited, or RMR Australia, for the benefit of CWH Australia Trust (formerly the MacarthurCook Industrial Property Fund), a subsidiary of the Company, or CWHAT.  The Australia Management Agreement replaces the business and property management agreement, or the Prior Australia Management Agreement, which the Company entered into in October 2010 with MacarthurCook Fund Management Limited with respect to CWHAT’s businesses, operations and real estate investments. The terms of the Australia Management Agreement are substantially similar to the terms of the Prior Australia Management Agreement. RMR Australia has been granted an Australian financial services license by the Australian Securities & Investments Commission.

The Australia Management Agreement, which was approved by the Company’s Compensation Committee, which is composed solely of the Company’s Independent Trustees, establishes the basis upon which RMR Australia will provide management, administrative and real estate investment services in respect of CWHAT’s businesses, operations and real estate investments. The Australia Management Agreement provides for compensation to RMR Australia for business management and real estate investment services at an annual rate equal to 0.5% of the average historical cost, including the cost of capital improvements, of CWHAT’s real estate investments, as described in the Australia Management Agreement. The Australia Management Agreement also provides for additional compensation to RMR Australia for property management services at an annual rate equal to 50% of the difference between 3.0% of collected gross rents, including reimbursed operating expenses and taxes, and the aggregate of all amounts paid or payable by or on behalf of CWHAT to third party property managers. Additionally, the Australia Management Agreement provides for further compensation to RMR Australia for construction supervision services at an annual rate equal to 50% of the difference between 5.0% of constructions costs and any amounts paid to third parties for construction management and/or supervision.

The Company has two agreements with its manager, Reit Management & Research LLC, or Reit Management, to provide management and administrative services to the Company: (1) a business management agreement, or the Business Management Agreement, which relates to the Company’s business generally and provides that the Company will pay Reit Management a business management fee equal to specified percentages of the historical cost of the Company’s real estate investments, including 1.0% of the historical cost of the Company’s properties located outside the United States, Puerto Rico and Canada, and (2) a property management agreement, or the Property Management Agreement, which relates to the property level operations of the Company’s properties and provides for a management fee equal to 3.0% of gross rents and a construction supervision fee equal to 5.0% of construction costs.

In connection with the Australia Management Agreement, however, Reit Management has agreed to waive half of the business management fee payable by the Company under the Business Management Agreement and half of the property management fee and construction supervision fee payable by the Company under the Property Management Agreement, in each case, with respect to the Company’s properties that are subject to the Australia Management Agreement for so long as the Australia Management Agreement is in effect and the Company or any of its subsidiaries are paying the fees under that agreement.  The termination of the Prior Australia Management Agreement resulted in the termination of a similar waiver, which Reit Management granted to the Company in October 2010 in connection with that agreement.

The foregoing descriptions of the Australia Management Agreement, the related waiver, the Business Management Agreement and the Property Management Agreement are not complete and are subject to and qualified in their entirety by reference to the Australia Management Agreement, the waiver, the

Business Management Agreement and the Property Management Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto and as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K dated December 11, 2012, or the December 11, 2012 Current Report, respectively, and are incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

RMR Australia is a subsidiary of an entity owned by Mr. Barry Portnoy and Mr. Adam Portnoy, who are the Company’s Managing Trustees.  Mr. Barry Portnoy is Chairman, majority owner and an employee of Reit Management.  Mr. Adam Portnoy, who is also the Company’s President, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of Reit Management.  Each of the Company’s executive officers is also an officer of Reit Management.  A majority of the Company’s Independent Trustees also serve as independent directors or independent trustees of other public companies to which Reit Management provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies.

Reit Management also provides management services to Senior Housing Properties Trust, or SNH, Government Properties Income Trust, or GOV, and Select Income REIT, or SIR.  SNH was formerly the Company’s 100% owned subsidiary and was spun off to the Company’s shareholders in 1999.   As of the date of this report, SNH owned 250,000 of the Company’s common shares.  The Company’s Managing Trustees are also managing trustees of SNH.  In addition, one of the Company’s Independent Trustees, Mr. Frederick Zeytoonjian, is also an independent trustee of SNH, SNH’s executive officers are officers of Reit Management and SNH’s president and chief operating officer is a director of Reit Management.  GOV was formerly the Company’s 100% owned subsidiary.  The Company is GOV’s largest shareholder and, as of the date of this report, the Company owns 9,950,000 common shares of GOV, which represents approximately 18.2% of GOV’s outstanding common shares.  The Company’s Managing Trustees are also managing trustees of GOV, and the Company’s President, Mr. Adam Portnoy, was the President of GOV from its formation in 2009 until January 2011.  In addition, GOV’s executive officers are officers of Reit Management.  SIR was formerly the Company’s 100% owned subsidiary. The Company is SIR’s largest shareholder and SIR continues to be one of the Company’s consolidated subsidiaries. As of the date of this report, the Company owns 22,000,000 common shares of SIR, which represents approximately 56.0% of SIR’s outstanding common shares. The Company’s Managing Trustees are also managing trustees of SIR, and the Company’s Treasurer and Chief Financial Officer also serves as the treasurer and chief financial officer of SIR.  In addition, one of the Company’s Independent Trustees, Mr. William Lamkin, is an independent trustee of SIR, and SIR’s executive officers are officers of Reit Management.

The Company, Reit Management, SNH, GOV, SIR and three other companies to which Reit Management provides management services each currently own 12.5% of Affiliates Insurance Company, or Affiliates Insurance, an Indiana insurance company. All of the Company’s Trustees, all of the trustees and directors of the other publicly held Affiliates Insurance shareholders and nearly all of the directors of Reit Management currently serve on the board of directors of Affiliates Insurance. Reit Management provides management and administrative services to Affiliates Insurance pursuant to a management and administrative services agreement with Affiliates Insurance. The Company and the other shareholders of Affiliates Insurance participate in a property insurance program designed and reinsured in part by Affiliates Insurance.

For further information about these and other such relationships and related person transactions, including the Business Management Agreement and the Property Management Agreement, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, or the Annual Report, the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders dated February 28, 2012, or the Proxy Statement, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, or the Quarterly Report, the December 11, 2012 Current Report and the Company’s other filings with the Securities and Exchange Commission, or the SEC, including Note 9 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Annual Report, the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding the Company’s Trustees and executive officers in the Proxy Statement, Note 13 to the Condensed Consolidated Financial Statements included in the Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Quarterly Report. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships. The Company’s filings with the SEC, including the Annual Report, the Proxy Statement, the Quarterly Report and the December 11, 2012 Current Report, are available at the SEC’s website at www.sec.gov. Copies of certain of the Company’s agreements with its related parties are also publicly available as exhibits to the Company’s public filings with the SEC and accessible at the SEC’s website.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

10.1                        Business and Property Management Agreement, dated as of January 31, 2013, between the Company and RMR Australia Asset Management Pty Limited.

10.2                        Letter, dated January 31, 2013, from Reit Management & Research LLC to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated: February 4, 2013

EXHIBIT INDEX

Exhibit	Description
10.1	Business and Property Management Agreement, dated as of January 31, 2013, between the Company and RMR Australia Asset Management Pty Limited
10.2	Letter, dated January 31, 2013, from Reit Management & Research LLC to the Company